UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 19, 2010

                         NovaMed, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-26625	36-4116193
(State or Other Jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

333 West Wacker Drive, Suite 1010, Chicago, Illinois	60606
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (312) 664-4100

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Section 5 – Corporate Governance and Management

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 19, 2010, NovaMed, Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”), at which the Company’s stockholders approved four proposals. The proposals are described in detail in the Proxy Statement.

Proposal 1

The Company’s stockholders elected two individuals to the Board of Directors as set forth below:

Name	Votes For	Votes Withheld	Broker Non-Votes
Robert J. Kelly	12,196,974	3,187,649	5,225,627
C.A. Lance Piccolo	11,822,837	3,561,786	5,225,627

Proposal 2

The Company’s stockholders approved an amendment to the Company’s Certificate of Incorporation to effect a reverse stock split, pursuant to which existing shares of the Company’s common stock were combined into new shares of the Company’s common stock at an exchange ratio of one-for-three.  The results are set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
18,642,711	1,946,625	20,914	-

Proposal 3

The Company’s stockholders approved an amendment to the Company’s Certificate of Incorporation to reduce the total number of the Company’s authorized shares from 100,000,000 to 33,333,000.  The results are set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
18,670,729	1,907,856	31,665	-

Proposal 4

The Company’s stockholders ratified the appointment of BDO Seidman, LLP as the Company’s independent registered public accounting firm for 2010, as set forth below:

Votes For	Votes Against	Abstentions
20,477,264	95,918	37,068

Section 8 – Other Events

Item 8.01  Other Events.

As discussed above, the Company’s stockholders approved an amendment to the Company’s Certificate of Incorporation to effect a one-for-three reverse split of the Company’s outstanding shares of common stock. The Company expects that the reverse stock split will take effect prior to the opening of markets on June 1, 2010 and will be effective with respect to stockholders of record at the close of business on May 28, 2010. As a result of the reverse stock split, each three shares of common stock will be combined into one share of common stock and the number of shares of common stock issued and outstanding or held in treasury will be reduced proportionately based on the reverse stock split ratio of 1-for-3.  Stockholders who would otherwise hold fractional shares as a result of the reverse stock split will be entitled to receive cash (without interest) in an amount equal to the proceeds attributable to the sale of such fractional shares following the aggregation and sale by our transfer agent of all fractional shares otherwise issuable.

The Company’s stockholders also authorized a reduction in the total number of shares that the Company is authorized to issue from 100,000,000 shares consisting of 81,761,465 shares of common stock and 18,238,535 shares of preferred stock to 33,333,000 shares consisting of 27,253,000 shares of common stock and 6,080,000 shares of preferred stock, which will become effective at the same time as the reverse stock split.

Section 9 – Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits

(c)	Exhibits

Exhibit Number	Title

99.1	Press release of NovaMed, Inc. dated May 25, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NovaMed, Inc.

Dated: May 25, 2010	By:	/s/ Scott T. Macomber
Scott T. Macomber
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit

99.1	Press release of NovaMed, Inc. dated May 25, 2010